UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2012

SeraCare Life Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757

(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 244-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

At a special meeting of stockholders held on April 18, 2012 (the “Special Meeting”), the stockholders of SeraCare Life Sciences, Inc., a Delaware corporation (the “Company”), adopted the Agreement and Plan of Merger dated as of February 12, 2012 (as amended, the “Merger Agreement”) by and among the Company, Project Plasma Holdings Corporation, a Delaware corporation (“Parent”), and Project Plasma Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the merger contemplated thereby (the “Merger”).

On April 20, 2012, the Company filed a certificate of merger with the Secretary of State of the State of Delaware and completed the Merger, pursuant to which Merger Sub merged with and into the Company, resulting in the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Parent is controlled by private equity funds associated with Linden Capital Partners (“Linden”).

As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares (i) held by the Company in treasury, (ii) owned by Parent or Merger Sub or any other wholly owned subsidiary of Parent, or (iii) held by stockholders who had perfected and not withdrawn a demand for appraisal rights under Delaware law) was cancelled and converted automatically into the right to receive $4.00 in cash (the “Per Share Merger Consideration”), without interest. In addition, at the effective time (a) each outstanding share of the Company’s common stock subject to a risk of forfeiture or a right of repurchase (“restricted stock”) was vested in full and became free of such restrictions, and was cancelled and extinguished and automatically converted into the right to receive the Per Share Merger Consideration, without interest, and (b) each outstanding option to acquire the Company’s common stock with an exercise price less than $4.00 per share was cancelled and converted automatically into the right to receive an amount in cash equal to the excess of $4.00 over the per share exercise price of the stock option, for each share for which the option would have been exercisable. The total amount of the consideration payable in connection with the Merger, including with respect to restricted stock and stock options, is approximately $82.1 million in cash. The funds used by Parent to consummate the Merger are from equity contributions by private equity funds affiliated with Linden, proceeds from debt financing provided by MidCap Financial SBIC, Oxford Finance and BB&T Capital Partners and available cash of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and Amendment No. 1 to the Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on April 20, 2012, the Company submitted a written request to The NASDAQ Stock Market LLC (“NASDAQ”) for NASDAQ to cease trading of the Company’s common stock on the NASDAQ Capital Market, to suspend the listing of the Company’s common stock and to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company’s common stock from the NASDAQ Capital Market and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15, requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of the Company’s common stock, restricted stock and stock options immediately prior to such effective time ceased to have any rights as stockholders of the Company (other than their right to receive the Per Share Merger Consideration or, in the case of each outstanding stock option, the option consideration equal to the excess of $4.00 over the per share exercise price of such option), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

The information in Items 2.01, 3.01 and 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of the Company was removed and the directors of Merger Sub became the directors of the Company. The new directors of the Company are: Brian Miller and William Drehkoff. Messrs. Miller and Drehkoff are affiliated with Linden.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the officers of the Company (including Gregory Gould, the Interim President and Chief Executive Officer, Chief Financial Officer and Treasurer) was removed and the officers of Merger Sub became the officers of the Company. The new officers of the Company include: Charles Mamrak, Chief Executive Officer and President; and Harold Ingalls, Chief Financial Officer and Secretary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety as the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger.

Copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2012, the Company held the Special Meeting to adopt the Merger Agreement. Adoption of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding at the close of business on March 12, 2012 (the “Record Date”) and entitled to vote in accordance with Delaware law. According to the report of the inspector of elections, the Merger Agreement was approved by the Company’s stockholders at the Special Meeting.

A second proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger was also approved.

A third proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement was not needed.

The tally for the votes for the adoption of the Merger Agreement is as follows:

for	against	abstain
13,587,071	2,021,331	3,294

The tally for the votes for approval, by a non-binding, advisory vote, of certain compensation arrangements for the Company’s named executive officers in connection with the Merger is as follows:

for	against	abstain
12,409,625	3,135,641	66,430

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 12, 2012, among Project Plasma Holdings Corporation, Project Plasma Merger Corp. and SeraCare Life Sciences, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date February 12, 2012, filed on February 14, 2012)
2.2	Amendment No. 1, dated February 27, 2012, to Agreement and Plan of Merger, dated February 12, 2012, among Project Plasma Holdings Corporation, Project Plasma Merger Corp. and SeraCare Life Sciences, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date February 27, 2012, filed on February 28, 2012)
3.1	Amended and Restated Certificate of Incorporation of SeraCare Life Sciences, Inc.
3.2	Amended and Restated Bylaws of SeraCare Life Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By: /s/ Charles Mamrak

                Name:     Charles Mamrak

Title: Chief Executive Officer

Dated: April 24, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 12, 2012, among Project Plasma Holdings Corporation, Project Plasma Merger Corp. and SeraCare Life Sciences, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date February 12, 2012, filed on February 14, 2012)
2.2	Amendment No. 1, dated February 27, 2012, to Agreement and Plan of Merger, dated February 12, 2012, among Project Plasma Holdings Corporation, Project Plasma Merger Corp. and SeraCare Life Sciences, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date February 27, 2012, filed on February 28, 2012)
3.1	Amended and Restated Certificate of Incorporation of SeraCare Life Sciences, Inc.
3.2	Amended and Restated Bylaws of SeraCare Life Sciences, Inc.